Exhibit No. (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199748 on Form S-8 of our reports dated February 27, 2017, relating to the consolidated financial statements of Halyard Health, Inc. and subsidiaries, and the effectiveness of Halyard Health, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Halyard Health, Inc. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Atlanta, Georgia
February 27, 2017